Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, SVP and CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	Fax:	(303) 290-8769
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Hydrocarbon Reports First Quarter 2007 Financial Results

DENVER—May 7, 2007—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”) today reported net income of $1.0 million for the three months ended March 31, 2007, or $0.08 per diluted share, compared to net income of $2.8 million, or $0.24 per diluted share, for the same period in 2006.

Income (loss) from operations for the Standalone segment, as defined below, for the three months ended March 31, 2007 and March 31, 2006, was $0.3 million and $(0.4) million, respectively, and included $12.4 million and $(2.0) million, respectively, of non-cash costs (benefits) associated with the mark-to-market of derivative instruments, the revaluation of the long-term shrink obligation, and non-cash compensation expense.  Excluding these non-cash items, income (loss) from operations for the three months ended March 31, 2007 and March 31, 2006, would have been $12.7 million and $(2.4) million, respectively.

The Company declared a quarterly cash dividend of $0.32 per share of its common stock, for an implied annual rate of $1.28 per share, which is payable on May 22, 2007, to shareholders of record as of May 10, 2007.  This quarterly cash dividend represents an increase of $0.02 per share, or 7 percent, over the cash dividend in the fourth quarter of 2006.

“We are pleased with our continued strong financial performance and the resultant growth in dividends and shareholder value,” said Frank Semple, President and Chief Executive Officer. “Our financial performance in the first quarter of 2007 resulted from MarkWest Energy Partners’ distribution growth as well as strong operating cash flow performance from our natural gas liquid marketing business.  Our share of distributions from our investment in the partnership was $7.1 million in the first quarter, representing an increase of 97 percent over the distributions in the first quarter of 2006.”

“We continue to experience a strong frac spread environment and have taken advantage of the forward markets to lock in favorable long-term frac spread margins through the first quarter of 2010.”

The Company reports its operations under two business segments, MarkWest Hydrocarbon Standalone (“Standalone”) and MarkWest Energy Partners (the “Partnership”).

The Standalone business segment consists of the Company’s natural gas liquid (“NGL”) marketing activities for NGL’s extracted primarily at MarkWest Energy Partners’ Siloam facility and the management of keep-whole contracts in Appalachia.

FIRST QUARTER 2007 HIGHLIGHTS

For the three months ended March 31, 2007, the Standalone segment reported income from operations of $0.3 million, compared to a loss from operations of $0.4 million for the same period in 2006.  The increase was primarily attributable to:

•                  The realized frac spread improved to $0.41 per gallon in the first quarter of 2007 versus $0.09 per gallon in the same period in 2006, resulting in a positive impact of $15.3 million on segment operating income.

•                  The settled hedge gain in the first quarter of 2007 was $2.0 million whereas in the first quarter of 2006 the Company did not have a settled hedge gain.

•                  The positive impact in the first quarter of 2007 related to the improved frac spread and settled hedge gain was offset by a net unrealized loss of $9.3 million for the mark-to-market of derivative instruments and the revaluation of the long-term shrink obligation, both of which are non-cash items.  This compares to a net unrealized gain of $2.7 million for the same items in the first quarter of 2006, resulting in a negative quarter over quarter variance of $12.0 million.

•                  In addition, selling, general and administrative expense increased quarter over quarter by $3.8 million, of which $2.5 million is attributable to higher non-cash compensation expense, and the remainder is due to increased costs to support the growth of the business.

For the Partnership segment, the Company’s share of net income attributable to the Partnership, net of the eliminating entry for non-controlling interest in net income of a consolidated subsidiary, was $0.8 million in the first quarter of 2007, down from $3.3 million in the first quarter of 2006.  The Company received $7.1 million of distributions in the first quarter of 2007, which represents a 97 percent increase over the $3.6 million received in the first quarter of 2006.

The Company will host a conference call Tuesday, May 8, 2007, at 5:00 P.M. EDT to review its first quarter 2007 financial results.  Interested parties can participate in the call by dialing (800) 867-1054 approximately ten minutes prior to the scheduled start time.  A replay of the call will be available through Tuesday, May 15, 2007, by dialing (800) 405-2236 and entering the following passcode: 11089098#.  To access the webcast, please visit our website at www.markwest.com.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (NYSE: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2006 as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement.

MarkWest Hydrocarbon, Inc.

Statement of Operations

(Unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2007	2006
	(in thousands)
Revenue:
Revenue	$175,397	$241,119
Derivative loss	(13,909)	(1,259)
Total revenue	161,488	239,860

Operating expenses:
Purchased product costs	104,207	181,628
Facility expenses	12,062	13,482
Selling, general and administrative expenses	20,715	11,376
Depreciation	8,174	7,378
Amortization of intangible assets	4,168	4,016
Accretion of asset retirement obligations	27	25
Total operating expenses	149,353	217,905

Income from operations	12,135	21,955

Other income (expense):
Earnings from unconsolidated affiliates	1,767	945
Interest income	2,396	406
Interest expense	(9,414)	(11,044)
Amortization of deferred financing costs and original issue discount (a component of interest expense)	(720)	(825)
Dividend income	122	106
Miscellaneous (expense) income	(872)	2,242
Income before non-controlling interest in net income of consolidated subsidiary and income taxes	5,414	13,785

Income tax (expense) benefit:
Current	(801)	493
Deferred	304	(902)
Income tax expense	(497)	(409)

Non-controlling interest in net income of consolidated subsidiary	(3,960)	(10,544)
Net income	$957	$2,832

Net income per share:
Basic	$0.08	$0.24
Diluted	$0.08	$0.24

Weighted average number of outstanding shares of common stock (1):
Basic	11,987	11,906
Diluted	12,043	12,019

(1)             March 31, 2006 adjusted for the May 23, 2006 stock dividend.

MarkWest Hydrocarbon, Inc.

Segment Income

(Unaudited, in thousands)

	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Consolidating Entries	Total
Three months ended March 31, 2007:
Revenue:
Revenue	$72,926	$121,546	$(19,075)	$175,397
Derivative loss	(6,980)	(6,929)	—	(13,909)
Total revenue	65,946	114,617	(19,075)	161,488

Purchased product costs	52,814	64,005	(12,612)	104,207
Facility expenses	5,569	12,956	(6,463)	12,062
Selling, general and administrative expenses	6,873	13,842	—	20,715
Depreciation	388	7,786	—	8,174
Amortization of intangible assets	—	4,168	—	4,168
Accretion of asset retirement and lease obligations	—	27	—	27
Income from operations	302	11,833	—	12,135

Other income (expense):	—	—	—
Earnings from unconsolidated affiliates	—	1,767	—	1,767
Interest income	476	1,920	—	2,396
Interest expense	(59)	(9,355)	—	(9,414)
Amortization of deferred financing costs (a component of interest expense)	(59)	(661)	—	(720)
Dividend income	122	—	—	122
Miscellaneous expense	(143)	(729)	—	(872)
Income before non-controlling interest in net income of consolidated subsidiary and income taxes	639	4,775	—	5,414
Income tax expense	(494)	(19)	16	(497)
Non-controlling interest in net income of consolidated subsidiary	—	—	(3,960)	(3,960)
Interest in net income of consolidated subsidiary	812	—	(812)	—
Net income	$957	$4,756	$(4,756)	$957

	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Consolidating Entries	Total
Three months ended March 31, 2006:
Revenue:
Revenue	$102,092	$156,742	$(17,715)	$241,119
Derivative (loss) gain	(1,499)	240	—	(1,259)
Total revenue	100,593	156,982	(17,715)	239,860

Purchased product costs	92,322	100,961	(11,655)	181,628
Facility expenses	5,473	14,069	(6,060)	13,482
Selling, general and administrative expenses	3,038	8,338	—	11,376
Depreciation	205	7,173	—	7,378
Amortization of intangible assets	—	4,016	—	4,016
Accretion of asset retirement and lease obligations	—	25	—	25
(Loss) income from operations	(445)	22,400	—	21,955

Other income (expense):
Earnings from unconsolidated affiliates	—	945	—	945
Interest income	186	220	—	406
Interest expense	(68)	(10,976)	—	(11,044)
Amortization of deferred financing costs (a component of interest expense)	(17)	(808)	—	(825)
Dividend income	106	—	—	106
Miscellaneous income	150	2,092	—	2,242
(Loss) income before non-controlling interest in net income of consolidated subsidiary and income taxes	(88)	13,873	—	13,785
Income tax expense	(409)	—	—	(409)
Non-controlling interest in net income of consolidated subsidiary	—	—	(10,544)	(10,544)
Interest in net income of consolidated subsidiary	3,329	—	(3,329)	—
Net income	$2,832	$13,873	$(13,873)	$2,832

MarkWest Hydrocarbon, Inc.

Segment Balance Sheet

(Unaudited, in thousands)

March 31, 2007	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Consolidating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$50,648	$32,181	$—	$82,829
Marketable securities	8,626	—	—	8,626
Receivables	14,187	100,995	(6,933)	108,249
Inventories	14,129	2,684	—	16,813
Fair value of derivative instruments	358	1,627	—	1,985
Other current assets	9,880	3,980	—	13,860
Total current assets	97,828	141,467	(6,933)	232,362

Property, plant and equipment, net	3,835	595,764	—	599,599
Investment in and advances to other equity investee	—	63,319	—	63,319
Investment in consolidated subsidiaries	10,591	—	(10,591)	—
Fair value of derivative instruments	2,592	1,739	—	4,331
Other long term assets	2,905	355,393	—	358,298
Total assets	$117,751	$1,157,682	$(17,524)	$1,257,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,938	$129,003	$(6,933)	$141,008
Fair value of derivative instruments	5,568	2,832	—	8,400
Deferred income taxes	526	—	—	526
Total current liabilities	25,032	131,835	(6,933)	149,934

Long-term debt	—	576,947	—	576,947
Deferred income taxes	8,744	769	(641)	8,872
Non-controlling interest in consolidated subsidiary	965	—	431,946	432,911
Fair value of derivative instruments	6,488	4,340	—	10,828
Other long-term liabilities	36,892	1,895	—	38,787
Total liabilities	78,121	715,786	424,372	1,218,279

Total stockholders’ equity	39,630	441,896	(441,896)	39,630
Total liabilities and stockholders’ equity	$117,751	$1,157,682	$(17,524)	$1,257,909

MarkWest Hydrocarbon, Inc.

Segment Balance Sheet

(Unaudited, in thousands)

December 31, 2006	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Consolidating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$14,442	$34,402	$—	$48,844
Marketable securities	7,713	—	—	7,713
Receivables	16,940	90,780	(6,604)	101,116
Inventories	31,668	3,593	—	35,261
Fair value of derivative instruments	5,727	4,211	—	9,938
Other current assets	12,217	3,047	—	15,264
Total current assets	88,707	136,033	(6,604)	218,136

Property, plant and equipment, net	3,449	550,886	—	554,335
Investment in and advances to other equity investee	—	64,240	—	64,240
Investment in consolidated subsidiaries	12,683	—	(12,683)	—
Fair value of derivative instruments	35	2,759	—	2,794
Other long term assets	2,874	360,862	—	363,736
Total assets	$107,748	$1,114,780	$(19,287)	$1,203,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$19,370	$131,684	$(6,604)	$144,450
Fair value of derivative instruments	7,385	91	—	7,476
Deferred income taxes	180	—	—	180
Current portion of long term debt	—	—	—	—
Total current liabilities	26,935	131,775	(6,604)	152,106

Long-term debt	—	526,865	—	526,865
Deferred income taxes	9,425	769	(641)	9,553
Non-controlling interest in consolidated subsidiary	965	—	440,607	441,572
Fair value of derivative instruments	98	1,362	—	1,460
Other long-term liabilities	28,836	1,360	—	30,196
Total liabilities	66,259	662,131	433,362	1,161,752

Total stockholders’ equity	41,489	452,649	(452,649)	41,489
Total liabilities and stockholders’ equity	$107,748	$1,114,780	$(19,287)	$1,203,241

MarkWest Hydrocarbon, Inc.

Operating Statistics

	Three months ended March 31,
	2007	2006
MarkWest Hydrocarbon Standalone:
Marketing
Hydrocarbon frac spread sales (gallons)	51,075,000	39,485,000
Maytown sales (gallons)	11,409,000	10,482,000
Total NGL product sales (gallons)(1)	62,484,000	49,967,000

Wholesale
NGL product sales (gallons)(2)	N/A	27,196,000

MarkWest Energy Partners:
East Texas:
Gathering systems throughput (Mcf/d)	401,400	346,000
NGL product sales (gallons)	41,788,000	35,436,000

Oklahoma :
Foss Lake gathering system throughput (Mcf/d)	95,200	87,600
Woodford gathering system throughput (Mcf/d) (3)	51,200	N/A
Grimes gathering system throughput (Mcf/d) (4)	12,700	N/A
Arapaho NGL product sales (gallons)	20,524,000	18,417,000

Other Southwest:
Appleby gathering system throughput (Mcf/d)	51,100	33,500
Other gathering systems throughput (Mcf/d)	16,400	19,100
Lateral throughput volumes (Mcf/d)	52,800	49,700

Appalachia:
Natural gas processed (Mcf/d)	203,400	205,000
NGLs fractionated (Gal/d)	467,700	449,000
NGL product sales (gallons)	11,409,000	10,482,000

Michigan:
Natural gas throughput (Mcf/d)	6,000	6,300
NGL product sales (gallons)	1,125,000	1,449,000
Crude oil transported (Bbl/d)	14,200	14,000

Gulf Coast:
Refinery off-gas processed (Mcf/d)	119,300	120,000
Liquids fractionated (Bbl/d)	25,000	24,900

(1)             Represents sales at the Siloam fractionator.

(2)             Represents sales from our wholesale business.  In December 2006 the Company terminated its wholesale agreement.

(3)             The Partnership began construction and operation of the Woodford gathering system in late 2006.

(4)             The Partnership acquired the Grimes gathering system in December 2006.